Exhibit 99.1

Investor Relations

Fitzhugh Taylor

(203) 682-8261

fitzhugh.taylor@icrinc.com

Media

Liz Brady

(646) 277-1226

liz.brady@icrinc.com

Ignite Restaurant Group Receives NASDAQ Notice Regarding Late Form 10-Q Filing

Houston, TX — (BUSINESS WIRE) — August 3, 2012 — Ignite Restaurant Group, Inc. (NASDAQ: IRG) today announced that, as previously disclosed, the Company is completing an accounting review and restatement of its previously issued financial statements which will delay the filing of its Quarterly Report on Form 10-Q for the quarter ended June 18, 2012 (the “Form 10-Q”). The Company filed a Form 12b-25 Notification of Late Filing on August 3, 2012 confirming that it has delayed the filing of the Form 10-Q with the SEC. Accordingly, on August 3, 2012, in accordance with standard procedures related to the delayed filing of the Form 10-Q with the SEC, the Company received a letter from The NASDAQ OMX Group (“NASDAQ”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c). The NASDAQ notice has no immediate effect on the listing or trading of the Company’s common stock on The NASDAQ Global Select Market.

The NASDAQ letter notes that the Company is required to submit a plan to regain compliance with NASDAQ’s filing requirements for continued listing within 60 calendar days of the date of the NASDAQ notification letter. Upon acceptance of the Company’s compliance plan, NASDAQ is permitted to grant an extension of up to 180 days from the Form 10-Q’s filing date for the Company to regain compliance with NASDAQ’s filing requirements for continued listing.

The Company continues to work diligently to complete the accounting review and if necessary will submit a plan to regain compliance with NASDAQ’s filing requirements within the 60 day deadline. The Company expects to file the Form 10-Q upon completion of its accounting review and the restatement of its previously issued financial statements.  However, the Company cannot currently estimate the exact filing date of the Form 10-Q.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this current report is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this current report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our Registration Statement on Form S-1/A, filed on May 8, 2012 with the SEC, which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this current report. Any forward-looking information presented herein is made only as of the date of this current report, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Ignite Restaurant Group

Ignite Restaurant Group, Inc. owns and operates two restaurant brands, Joe’s Crab Shack and Brick House Tavern + Tap. Each brand offers a variety of high-quality, chef-inspired food and beverages in a distinctive, casual, high-energy atmosphere. Joe’s Crab Shack and Brick House Tavern + Tap operate in a diverse set of markets across the United States. Joe’s Crab Shack operates 127 restaurants in 33 states and Brick House Tavern + Tap operates 16 restaurants in 9 states as of June, 18, 2012.